Exhibit 99.1

COMTECH AND CPI INTERNATIONAL ANNOUNCE
TERMINATION OF MERGER AGREEMENT

Melville, N.Y. and Palo Alto, Calif. — September 7, 2010 — Comtech Telecommunications Corp. (Nasdaq: CMTL) and CPI International, Inc. (Nasdaq: CPII) today announced that, effective as of September 7, 2010, they have terminated the Agreement and Plan of Merger, dated May 8, 2010, among Comtech, Angels Acquisition Corp., a wholly owned subsidiary of Comtech, and CPI.  The termination was by mutual agreement of the companies and was unanimously approved by the boards of directors of both Comtech and CPI.

As part of the termination, Comtech has received a termination fee of $15.0 million from CPI, and Comtech and CPI exchanged mutual general releases.  Comtech and CPI will remain independent, publicly-held companies.

About Comtech Telecommunications Corp.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. Comtech believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. Comtech conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. Comtech sells products to a diverse customer base in the global commercial and government communications markets. Comtech believes it is a leader in the market segments that it serves.

About CPI International, Inc.

CPI International, Inc., headquartered in Palo Alto, California, is the parent company of Communications & Power Industries, Inc., a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications. Communications & Power Industries, Inc. develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications.  End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to Comtech Telecommunications Corp.’s (the “Company”) future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include: the timing of receipt of, and the Company's performance on, new orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, and changes in prevailing economic and political conditions; risks associated with the results of ongoing investigations into the Company's compliance with export regulations; risks associated with the Company's legal proceedings and other matters; risks associated with the Company's MTS and BFT contracts; risks associated with the Company's obligations under its revolving credit facility; and other factors described in the Company's filings with the Securities and Exchange Commission.

Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide CPI’s current expectations, beliefs or forecasts of future events.  Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward looking statements.  These factors include, but are not limited to, competition in CPI’s end markets; the impact of a general slowdown in the global economy; CPI’s significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; U.S. government contracts laws and regulations; changes in technology; the impact of unexpected costs; the impact of environmental laws and regulations; and inability to obtain raw materials and components.  These and other risks are described in more detail in CPI’s periodic filings with the Securities and Exchange Commission.  As a result of these uncertainties, you should not place undue reliance on these forward-looking statements.  All future written and oral forward-looking statements attributable to CPI or any person acting on CPI’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  New risks and uncertainties arise from time to time, and it is impossible for CPI to predict these events or how they may affect the company.  CPI undertakes no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in its expectations.

PCMTL

Media Contacts for Comtech Telecommunications Corp.:

Michael Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

Media Contact for CPI International, Inc.:

Amanda Mogin, Director of Investor Relations
(650) 846-3998
amanda.mogin@cpii.com

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